Exhibit 99.8
                                                                    ------------

                   DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. LOGO



Press Release

--------------------------------------------------------------------------------

Contacts:

Media:    Terri Snow                        Financial:   Steve Hildebrand
          Executive Director -                           Chief Financial Officer
          Corporate Communications                       (918) 669-2288
          (918) 669-2743

FOR IMMEDIATE RELEASE

         DOLLAR THRIFTY AUTOMOTIVE GROUP REPORTS FIRST QUARTER EARNINGS

    New internal growth strategy contributes to first quarter revenue growth;
        Company posts profit despite difficult travel industry conditions


TULSA, OKLAHOMA, April 24, 2003: Dollar Thrifty Automotive Group, Inc. (NYSE:DTG), today reported results for the first quarter ended March 31, 2003. Total revenue of $250.5 million was up 3.2 percent from last year's first quarter. Net income for the quarter was $0.6 million, or $.02 per diluted share. For the comparable 2002 first quarter, net income was $12.1 million or $.49 per diluted share.

"The first quarter was very significant for DTG in several ways," Joseph E. Cappy, Chairman and CEO said. "First, this marks the first full quarter since the implementation of our new operating structure and growth strategy, which has allowed us to continue to grow revenue during very difficult travel industry conditions. Next, despite geopolitical events, a difficult economy and depressed travel industry conditions, we were able to maintain profitable operations during the quarter. Lower industry pricing and a weak used car market, driven by increased new car retail incentives offered by automobile manufacturers, caused our results to fall well below last year's record first quarter."

For the 2003 first quarter, DTG achieved record vehicle rental revenue of $198.4 million, a 1.4 percent increase over the 2002 first quarter. This growth was driven by an 8.1 percent increase in rental days, partially offset by a 6.1 percent decrease in revenue per day. Same store vehicle rental revenue declined by 5.6 percent while acquisitions and greenfield locations added 7.0 percent. Vehicle leasing revenue increased 17.1 percent as a result of strong vehicle orders by franchisees increasing their participation in our fleet leasing programs.

                                    - more -

DTG
Page 2

On February 3, DTG set a key part of its new growth strategy in motion by acquiring Hawaii's Thrifty Car Rental franchise. The deal consists of six key locations including four in-terminal airport operations: Kahului, Maui; Lihue, Kauai; and Kona and Hilo on the Big Island. The other two are located off airport in Honolulu and Waikiki. Another major move to provide growth opportunities and operating efficiencies took place during February when DTG acquired the master franchise rights to the Dollar brand in Canada. The purchase brought 30 Dollar franchised locations under DTG management, adding to its 129 Thrifty corporate and franchised locations in Canada. Both brands are now managed by the newly named subsidiary, Dollar Thrifty Automotive Group Canada Inc. In addition, DTG initiated greenfield operations for Dollar in Milwaukee, Wisconsin, and for Thrifty in Charlotte, North Carolina, and acquired the Manchester, New Hampshire, Thrifty brand franchise during the first quarter.

"The outlook for the remainder of the year remains uncertain," Cappy said. "Airline traffic is still below prior year levels and industry pricing remains weak. We are optimistic that the early successes in Iraq will result in renewed consumer confidence and we will soon see increased travel. We are pressing for efficiencies as we continue the process of combining operations and systems, as well as for growth as we pursue our franchise acquisition program. Our financial position is strong and our focus continues to be on positioning DTG for long-term prosperity."

The Dollar Thrifty Automotive Group, Inc. first quarter 2003 earnings conference call and live audio web cast will be held on Thursday, April 24, 2003, at 10:00 a.m. (central time). Those interested in listening to the conference call live may access the call via web cast at the corporate website, www.dtag.com; or by dialing 888-455-0048 (domestic) or 773-756-4804 (international). An audio replay of the conference call will be available through May 8, 2003, by calling 800-843-4813 (domestic) or 402-280-9952 (international). The ID and pass code for both the domestic and international replay is "Dollar Thrifty." The replay will also be available on the investor information portion of the corporate website for a year.

Dollar Thrifty Automotive Group, Inc. is headquartered in Tulsa, Oklahoma, and has approximately 6,000 worldwide employees. Focused on being the low-cost provider in the car rental industry, the company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious leisure travelers in more than 70 countries. With operations at most major airports, Dollar and Thrifty have approximately 800 corporate and franchised locations in the United States and Canada. Additional information can be found by visiting www.dtag.com.

Some  of  the  statements   contained  in  this  press  release  may  constitute
forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Dollar Thrifty Automotive Group, Inc. believes such forward-looking statements are based upon reasonable assumptions, such statements are not guarantees of future performance and certain factors could cause results to differ materially from current expectations. These factors include: price and product competition; economic and competitive conditions in markets and countries where the companies' customers reside and where the companies and their franchisees operate; airline travel patterns; changes in capital availability or cost; costs and other terms related to the acquisition and disposition of automobiles; costs of conducting business and changes in structure or operations; and certain regulatory and environmental matters. Should one or more of these risks or uncertainties, among others, materialize, actual results could vary from those estimated, anticipated or projected. Dollar Thrifty Automotive Group, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                                                    DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                                      CONSOLIDATED STATEMENT OF INCOME
                                               (In thousands, except share and per share data)
                                                                  Unaudited

                                                                Three months ended                        As % of
                                                                     March 31,                        Total revenues
                                                        ----------------------------------  --------------------------------
                                                               2003              2002              2003             2002
                                                        ----------------  ----------------  ---------------  ---------------
Revenues:
     Vehicle rentals                                    $       198,358   $       195,533            79.2%            80.5%
     Vehicle leasing                                             37,224            31,798            14.9%            13.1%
     Fees and services                                           13,546            13,093             5.4%             5.4%
     Other                                                        1,355             2,333             0.5%             1.0%
                                                        ----------------  ----------------  ---------------  ---------------
          Total revenues                                        250,483           242,757           100.0%           100.0%
                                                        ----------------  ----------------  ---------------  ---------------
Costs and Expenses:
     Direct vehicle and operating                                98,583            87,634            39.3%            36.1%
     Vehicle depreciation and lease charges, net                 88,830            72,209            35.5%            29.7%
     Selling, general and administrative                         42,090            42,012            16.8%            17.3%
     Interest expense, net                                       19,269            19,846             7.7%             8.2%
                                                        ----------------  ----------------  ---------------  ---------------
          Total costs and expenses                              248,772           221,701            99.3%            91.3%
                                                        ----------------  ----------------  ---------------  ---------------
Income before income taxes                                        1,711            21,056             0.7%             8.7%
Income tax expense                                                1,117             8,923             0.5%             3.7%
                                                        ----------------  ----------------  ---------------  ---------------
Net income                                              $           594   $        12,133             0.2%             5.0%
                                                        ================  ================  ===============  ===============
Earnings per share:
     Basic                                              $          0.02   $          0.50
     Diluted                                            $          0.02   $          0.49

Weighted average number
 of shares outstanding:
     Basic                                                   24,455,770        24,153,255
     Diluted                                                 25,038,508        24,824,805





                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                       CONSOLIDATED OPERATING STATISTICS

                                                             Three months ended
                                                               March 31, 2003
                                                            --------------------

Vehicle Rental Data:

     Average number of vehicles operated                               66,091
        % change from prior year (1)                                     12.0%
     Number of rental days                                          4,879,019
        % change from prior year                                          8.1%
     Vehicle utilization                                                 82.0%
        Percentage points change from prior year                    (3.0) p.p.
     Average revenue per day                                $           40.66
        % change from prior year                                         (6.1%)
     Monthly average revenue per vehicle                    $           1,000
        % change from prior year                                         (9.5%)

Vehicle Leasing Data:

     Average number of vehicles leased                                 27,779
        % change from prior year                                         14.4%
     Monthly average revenue per vehicle                    $             447
        % change from prior year                                          2.5%



(1) Average number of vehicles operated on a same store basis increased 3.7% for the three months ended March 31, 2003